EXHIBIT 10.56

Note:  Certain  portions of this exhibit have been omitted and filed  separately
with  the  Securities  and  Exchange   Commission  pursuant  to  a  Request  for
Confidential Treatment.


                    ADMINISTRATIVE SERVICE PROVIDER CONTRACT
                        FOR MEDICARE GLOBAL RISK SERVICES


                  This    Administrative    Provider   Service   Contract   (the
"Agreement") is made as of this 30th day of September, 1997 ("Effective Date"), by and between NYLCare Health Plans of the Mid-Atlantic, Inc. ("NYLCare Mid-Atlantic"), a Maryland corporation licensed to operate as a health maintenance organization ("HMO") and Doctors Health, Inc. ("Doctors Health"), a Maryland corporation organized to arrange for the provision of health services and medical management services.

                  WHEREAS, NYLCare Mid-Atlantic is a licensed HMO authorized to market the NYLCare Mid-Atlantic medicare risk product known as NYLCare 65 in the State of Maryland, the Commonwealth of Virginia, and in the District of Columbia;

                  WHEREAS, NYLCare Mid-Atlantic arranges for the provision of certain health services to persons enrolled in NYLCare 65 by contracting directly, or through intermediaries, with physicians, hospitals, and other health care practitioners and entities (the "NYLCare Mid-Atlantic Network");

                  WHEREAS; NYLCare Mid-Atlantic has concluded that it is necessary, desirable, and convenient in the operation of NYLCare 65 to enter into this Agreement in order to provide medical services to persons enrolled in NYLCare 65;

                  WHEREAS, Doctors Health contracts directly or through intermediaries with payors, employers, insurers, health maintenance organizations, sponsors and others to arrange for or administer the provision of health care services, including hospital services;

                  WHEREAS, Doctors Health contracts directly or through intermediaries with physicians, hospitals, and other health care practitioners and entities, to provide, arrange for or administer the delivery of such health care services (the "Doctors Health Network"); and

                  WHEREAS, Doctors Health desires, pursuant to the terms and conditions set forth herein, to arrange for the provision of medical services to NYLCare Mid-Atlantic and NYLCare 65 Enrollees.

                  NOW, THEREFORE, NYLCare Mid-Atlantic and Doctors Health agree as follows:

                                 1.0 DEFINITIONS
                                     -----------

                  For purposes of this Agreement, the following terms shall have the meanings specified below:

         1.1 Adjusted Average Per Capita Cost (AAPCC) means the methodology used to develop the premium rate paid to health maintenance organizations by the Federal government for Medicare recipients in a given geographic region.

         1.2 Affiliate means a corporation or other legal entity related by common ownership, management, or control.

         1.3      Agreement means this Agreement.

         1.4 Capitated Services means those Covered Services which are provided or arranged by Participating Providers in exchange for a fixed monthly payment per Enrollee.

         1.5 Copayment means a fixed amount that an Enrollee is required to pay for any one of certain Covered Services pursuant to the Health Plan.

         1.6      Covered Services means those health care services:

                           (a)      for  which  benefits  are  provided
                           pursuant to the terms of the NYLCare 65 Medicare Health Plan; and

                           (b)      which are Medically Necessary.

         1.7 Deductible means the amount that an Enrollee must pay for Covered Services per specified period in accordance with the Enrollee's Health Plan before benefits will be paid.

         1.8      Doctors  Health  means  Doctors   Health,   Inc.,  a  Maryland
                  corporation,   engaged  in  the  managed  care  and  physician
                  practice management business.

         1.9 Doctors Health Network means the network of Participating Providers under agreements with Doctors Health.

         1.10 Doctors Health Physicians means those Participating Providers who, directly or indirectly, have agreed to participate with Doctors Health in the provision of health care services to Enrollees.

1.11 Doctors Health Repricing Group means the Doctors Health employees assigned to and physically located at the administrative offices of NYLCare Mid-Atlantic and who perform the functions described in Section 2.16.2(3) of this Agreement.

         1.12     Emergency Services means:

                           (a) inpatient or outpatient Covered Services that are needed immediately due to an injury or sudden illness and which may be rendered by a Participating Provider or, when the time required to reach a Participating Provider would mean permanent damage to the Enrollee's health, a non-Participating Provider; or

                           (b) those Covered Services defined to be Emergency Services by applicable statutes or regulations.

         1.13 Enrollee or Member means a person who is eligible for coverage is enrolled in NYLCare 65 because the person is eligible for benefits under Title XIII of the Social Security Act, and is covered under a Medicare risk contract between NYLCare Mid-Atlantic and HCFA to provide services to persons receiving benefits.

         1.14     HCFA means the Health Care Financing Administration.

         1.15     Health Plan means NYLCare 65 benefit plan.

         1.16 Initial Term means the first thirty-six (36) months of the Agreement.

         1.17     Medically Necessary means that the service:

                           (a) is required for the diagnosis, treatment, or prevention of an illness or injury, or a medical condition such as pregnancy;

                           (b) could not be omitted without adversely affecting the Enrollee's condition;

                           (c) is generally accepted as safe and effective treatment under standard medical practice in the community where the service is rendered;

                           (d) is provided in the most cost-efficient manner that is consistent with an appropriate level of care; and

                           (e) is not primarily for the convenience of the Member or Provider.

         1.18     Out-of-Area Urgent Services means services that:

                           (a) are needed urgently by an Enrollee while he or she is outside the Service Area, the need for which could not reasonably have been anticipated before the Enrollee left the Service Area; and

                           (b) cannot safely be postponed until the Enrollee can return to the Service Area to obtain care from or through his or her Participating PCP.

                  Out-of-Area Urgent Services do not include services provided by non-Participating Providers after the point at which the Enrollee could safely be transferred to the care of a Participating Provider.

         1.19 Participating Hospital means a hospital which has entered into an agreement with Doctors Health to provide or arrange for the provision of Covered Services to Enrollees in the Doctors Health Service Area.

         1.20 Participating Physician means a physician who has directly or indirectly agreed to provide or arrange for the
                  provision  of  Covered   Services  to  Enrollees   through
                  Doctors   Health. Participating   Physicians  include
                  Participating Primary Care Physicians and Participating Specialist Physicians.

         1.21 Participating Primary Care Physician ("PCP") means a Participating Physician:

                           (a) whose practice is primarily family medicine, internal medicine, or general pediatrics, or who is otherwise designated as a PCP by Doctors Health; and

                           (b) who has agreed to provide primary care services and to coordinate and manage certain Covered Services for Enrollees who have selected or been assigned to such Participating Primary Care Physician.

         1.22 Participating Provider means a Provider who has entered, directly or indirectly, provide or arrange for the
                  provision  of  Covered   Services  to  Enrollees   through
                  Doctors   Health. Participating  Providers include,  without
                  limitation, Participating Hospitals, Participating Physicians, and ancillary practitioners and facilities.

         1.23 Participating Specialist means a Participating Physician who has been credentialed as a Specialist Physician in one or more designated medical specialties.

         1.24     Parties means Doctors Health and NYLCare Mid-Atlantic.

         1.25     Party means either Doctors Health or NYLCare Mid-Atlantic.

         1.26 Payor means an employer, insurer, managed care organization, labor union, state or federal agency, trust, or other person or entity which has agreed to be responsible for funding benefit payments, or otherwise paying, for Covered Services provided to Enrollees under the terms of a health plan. NYLCare Mid-Atlantic is the applicable Payor for NYLCare 65.

         1.27 Policies and Procedures means all of NYLCare Mid-Atlantic's policies, procedures, and rules, including but not limited to the Provider Manual, as revised and amended from time to time, but as it relates to the Health Plan or adversely effects Doctors Health, only with the prior written consent of Doctors Health.

         1.28 Premium means the applicable AAPCC adjusted annually by HCFA, plus any subscriber or employer premiums.

         1.29     Provider   means  a  duly  licensed  or  certified   health
                  care professional or health care facility.

                           2.0 OBLIGATIONS OF NYLCARE

         2.1 Administration of Agreement. NYLCare Mid-Atlantic agrees to perform or have performed all necessary accounting, marketing, enrollment, information management, data reporting and other functions appropriate to the administration of NYLCare Mid-Atlantic and this Agreement. However, the internal administrative tasks of Doctors Health necessary to support their responsibilities under this Agreement and all functions relating thereto shall be performed by Doctors Health. Allowance for administrative costs have been excluded from the capitation payment set forth in Attachment B. The parties understand that certain duties and obligations of NYLCare Mid-Atlantic may, to the extent permitted by law, be assigned by NYLCare Mid-Atlantic to one or more network managers, any one of whom may be Doctors Health or an Affiliate of Doctors Health.

         2.2 Benefit Determinations. NYLCare Mid-Atlantic retains authority and responsibility, after appropriate consultation with Doctors Health, to make all final benefit determinations. All communication to Enrollees regarding benefit determinations, bills, and other matters relating to NYLCare Mid-Atlantic shall be made by NYLCare Mid-Atlantic. All benefit determinations and communications with Enrollees shall be made by NYLCare Mid-Atlantic in a timely fashion.

         2.3 Medical Services - Exclusive Domain of Doctors Health Providers. NYLCare Mid-Atlantic agrees not to intervene in any manner in the rendition of medical service by Doctors Health's Participating Providers, and nothing contained herein shall interfere with the professional relationship between Enrollee and his/her Physician. Under no circumstances shall a
                  decision by  NYLCare   Mid-Atlantic  to  deny  benefits  be
                  deemed an interference with the relationship between a NYLCare Mid-Atlantic Enrollee and his/her Participating Physician.

         2.4 Collection of Premiums and Other Income. NYLCare Mid-Atlantic agrees to collect all premiums and other items of income to which NYLCare Mid-Atlantic is entitled, except for any copayments which may be required of Enrollees at the time of service. Such copayments, if any, will be collected by
                  Participating Providers when medical services requiring copayments are rendered. Cancellation of enrollment for persons who fail to make copayments will be at the discretion of NYLCare Mid-Atlantic. NYLCare Mid-Atlantic agrees to give consideration to recommendations by Doctors Health related to disenrollment.

         2.5 Compensation to Doctors Health. The amount and conditions of all compensation to be paid to Doctors Health by NYLCare Mid-Atlantic during the term of this Agreement are set forth in Attachment B annexed hereto.

         2.6 NYLCare Mid-Atlantic Network. NYLCare Mid-Atlantic shall have and retain the right, to the extent that it is not inconsistent with this Agreement, to administer its network of Participating Providers, including, without limitation:

                           (a) designating each Participating Physician as a Participating PCP or Participating Specialist pursuant to any request from Doctors Health which is in accordance with NCQA standards;

                           (b)  granting   direct   access  to  its  network  of
                           Participating Providers to Payors or other entities that offer or administer Health Plans;

                           (c)  establishing  subsets of the network of
                           Participating Providers for specific Covered Services; and

                           (d)  enforcing   compliance   by  its   Participating
                           Providers with the terms and conditions of their provider agreements.

         2.7 Administrative Services. NYLCare Mid-Atlantic shall directly or indirectly provide all of the following administrative services, which it may assign or delegate to one or more network managers:

                           (a) Serving as a direct resource to enrollees, which shall include but not limited to, administering NYLCare Mid-Atlantic's standard Medicare appeals and grievances process;

                           (b) Generating Participating Provider directories;

                           (c) Defining standards for professional liability insurance and credentialing;

                           (d) Approving the credentialing of all Participating Providers in accordance with NCQA standards;

                           (e) Generating Provider Manuals; and

                           (f) Performing all TPA functions, including, but not limited to, claims administration as set forth in and limited by Section 2.16, claims payments to providers, claims adjudication, enrollee and provider services, and network contracting, unless such functions, or any part of them, are assigned by NYLCare Mid-Atlantic to one or more network managers, any one of whom may be Doctors Health or an affiliate of Doctors Health.

         2.8 Public and Governmental Relations. NYLCare Mid-Atlantic shall be solely responsible for the advertising and promotion, public relations and governmental requirements relating to this Agreement, specifically including assuring compliance with applicable laws and regulations relating to the organization and operation of the HMO. Such requirements shall include the satisfaction of all reporting requirements to State and Federal agencies and organizations insuring the solvency of the HMO. Doctors Health shall provide NYLCare Mid-Atlantic with all necessary information on a timely basis to meet such requirements and otherwise fully cooperate in assuring ongoing compliance with operational and reporting requirements of regulatory agencies. Nothing in this paragraph shall prohibit Doctors Health from advertising and promoting its services to the public.

         2.9 NYLCare Mid-Atlantic's Professional Liability and Other Insurance. NYLCare Mid-Atlantic, at its sole cost and expense, shall procure and maintain such policies of general liability and professional liability insurance and other insurance as shall be necessary to insure NYLCare Mid-Atlantic and its employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any service by NYLCare Mid-Atlantic, the use of any property and facilities or equipment provided by NYLCare Mid-Atlantic, and the activities performed by NYLCare Mid-Atlantic in connection with this Agreement. Memoranda of the above insurance policies, as well as all reinsurance and insolvency policies, if any, shall be provided to Doctors Health upon Doctors Health's request. NYLCare Mid-Atlantic shall notify Doctors Health of any malpractice claims against NYLCare Mid-Atlantic initiated by Enrollees who have selected Doctors Health as their primary provider of care.

         2.10 Monthly Listing. NYLCare Mid-Atlantic shall submit to Doctors Health each month a report listing the names of Enrollees who, as of the first (1st) calendar day of the month, have selected, or are assigned to, any Doctors Health Primary Care Physician as their Primary Care Physician.

         2.11 Members List. NYLCare Mid-Atlantic shall arrange for the provision of appropriate identification cards to Enrollees, which shall include a toll-free number that shall be used twenty-four (24) hours per day, seven (7) days per week, to determine an Enrollee's eligibility to receive Covered Services and to obtain general information about the scope of Covered Services under the Health Plan. Notwithstanding the foregoing, NYLCare Mid-Atlantic and Doctors Health may mutually agree upon other reasonable mechanisms or procedures to permit Doctors Health Participating Physicians to verify eligibility of Enrollees, such as electronic connectivity.

         2.12 Benefit Statements. NYLCare Mid-Atlantic will from time to time provide Doctors Health with a concise summary benefit description for the Health Plan. The summary statement will identify Covered Services, any and all copayments, deductibles or other charges and payments, and all exclusions, limitations or conditions applicable to Covered Services. Summary statements will be replaced or updated if modifications or amendments are made in the agreements to which they relate. NYLCare Mid-Atlantic will supply Doctors Health with copies of the group and individual Enrollee agreements and any and all amendments, modifications and revisions thereto to which the summary statements relate.

         2.13 Utilization Reports. NYLCare Mid-Atlantic agrees to provide Doctors Health with information relevant to Doctors Health generated by NYLCare Mid-Atlantic's management information systems upon request by Doctors Health. Doctors Health shall from time to time provide a list of requested monthly or other reports to NYLCare Mid-Atlantic periodically and NYLCare Mid-Atlantic shall use best efforts to provide such reports without cost to Doctors Health by the tenth (10th) day of each month.

         2.14 Facilities List. NYLCare Mid-Atlantic agrees to provide Doctors Health with a list of approved health care providers, hospitals, skilled nursing facilities, home health agencies, hospices and other health care facilities, which list shall be amended from time to time as necessary or appropriate. Said list is attached hereto as Attachment 2.14. The parties recognize that Doctors Health may use these and additional other facilities in order to perform their obligations under this Agreement.

         2.15     Licensure  and  Accreditation.   NYLCare   Mid-Atlantic  shall
                  throughout the term of this Agreement maintain all licenses and accreditations.

         2.16     Claims Administration.

                  2.16.1 Claims Payments. NYLCare Mid-Atlantic is solely responsible for making payments for any and all claims for non-capitated Covered Services in cooperation with Doctors Health and otherwise in accordance with the procedures in this Section
                           2.16. Claims payments to Participating Providers for non-capitated Covered Services, processed and approved strictly in accordance with this
                           Section  2.16,  shall be made by  NYLCare
                           Mid-Atlantic and then deducted from the compensation due Doctors Health under Section 2.5 of this Agreement subject to all of the conditions set forth in subparagraph 2.16.3 below.

                  2.16.2   Claims Submission, Review and Disposition.

                                    (1)  Participating  Providers  shall  submit
                                    claims   to   NYLCare    Mid-Atlantic    for
                                    non-capitated  Covered Services  rendered to
                                    Members. Each Participating Provider shall submit such claims in accordance with the Policies and Procedures.

                                    (2) NYLCare Mid-Atlantic shall review all claims for non-capitated Covered Services to Enrollees by Participating Providers and make an initial determination:

                                            (a) whether the Enrollee is eligible
                                            under the Health Plan;

                                            (b) whether  the  Participating
                                            Provider  provided  the  Enrollee
                                            with a Covered Service;

                                            (c) whether the Covered  Service was
                                            authorized  by  Doctors   Health  in
                                            accordance   with   Doctors   Health
                                            policies and  procedures  in effect,
                                            and      provided     to     NYLCare
                                            Mid-Atlantic,  and as  amended  from
                                            time to time in the sole  discretion
                                            of  Doctors   Health  (the  "Doctors
                                            Health  Policies  and  Procedures");
                                            and

                                            (d) whether,  for bundled claims
                                            submitted   by  hospitals  or  other
                                            institutional providers, the Covered
                                            Service  was  authorized  by Doctors
                                            Health in the form it was  submitted
                                            and,  if  not,  to   determine   the
                                            correct manner in which the claim is
                                            to be unbundled or deoptimized.

                                    (3)   NYLCare    Mid-Atlantic   shall   give
                                    preliminary  approval  or  denial to a claim
                                    processed  under  Section   2.16.2(2)  above
                                    within ten (10) calendar days of receipt of the claim. NYLCare Mid-Atlantic shall then transfer all claims which receive their preliminary approval directly to the Doctors Health Repricing Group. Upon receipt of a transferred claim, the Repricing Group shall then have ten (10) calendar days to make the following determinations:

                                            (a) whether the Covered  Service was
                                            authorized by Doctors Health in
                                            accordance with the Doctors Health
                                            Policies and Procedures;

                                            (b) if the claim is a bundled claim,
                                            whether the claim has been unbundled
                                            or  deoptimized  in accordance  with
                                            the  Doctors  Health   Policies  and
                                            Procedures  and, if not, the correct
                                            manner  in which  the claim is to be
                                            unbundled or deoptimized; and

                                            (c) setting   the  price  for  the
                                            Covered Service as the lowest of the
                                            NYLCare   Mid-Atlantic   rate,   the
                                            Medicare rate, or the Doctors Health
                                            rate.

                                    (4) Doctors Health shall, once it has made the determinations set forth in Section 2.16.2(3)(a)-(c) above, transfer the claim back to NYLCare Mid-Atlantic with one of the following designated actions which shall be followed by NYLCare Mid-Atlantic:

                                            (a) The  claim  is  approved  for
                                            payment  at  the  price  set in
                                            Section 2.16.2(3)(c) above for a
                                            Participating Provider;

                                            (b) The claim is denied  because the
                                            Covered  Service was not  authorized
                                            by Doctors Health in accordance with
                                            the  Doctors  Health   Policies  and
                                            Procedures; or

                                            (c) The claim is approved in part at
                                            the    price    set    in    Section
                                            2.16.2(3)(c)  and  denied in part in
                                            accordance  withthe  unbundling  and
                                            deoptimizing  rules set forth in the
                                            Doctors    Health    Policies    and
                                            Procedures,   and   applied  to  the
                                            submitted claim.

                  2.16.3 Payment of Approved Claims. NYLCare Mid-Atlantic shall make timely payment for all approved claims in the amount approved by Doctors Health, in accordance with the provisions of Section 2.16.2(4) above, and in accordance with applicable law and regulation. The total payments on such claims made to Participating Providers by NYLCare Mid-Atlantic in any calendar month shall be deducted from the compensation due to be paid to Doctors Health under Section 2.5 on the tenth (10th) day of the following month. In the event that the total amount for claims paid by NYLCare Mid-Atlantic exceeds the total compensation due to be paid to Doctors Health for that month, then NYLCare Mid-Atlantic shall invoice Doctors Health for the balance due and Doctors Health shall pay NYLCare Mid-Atlantic within sixty (60) days of the date of receipt of the invoice.

                  2.16.4 Special Representations of NYLCare Mid-Atlantic. NYLCare Mid-Atlantic represents that it will perform all of its obligations related to claims administration in a commercially reasonable manner, strictly in accordance with the terms and conditions of this Section 2.16, and strictly in accordance with the applicable standards in the health care industry for the timely
                           adjudication  and  payment  of  claims.   Any
                           penalties, including interest payments required by applicable law, associated with the failure to pay claims in a timely fashion and within the periods required by applicable law, shall be borne by NYLCare Mid-Atlantic and not Doctors Health. At any time during the Initial Term of this Agreement, when conditions warrant, Doctors Health may make one or more of the following determinations, using its discretion reasonably applied, that NYLCare Mid-Atlantic has:

                                    (a) failed to demonstrate the ability or the
                                    capacity to perform  all of its  obligations
                                    related   to   claims    administration   in
                                    accordance with the terms and conditions of this Agreement; or

                                    (b) failed to demonstrate the ability or the
                                    capacity to perform  all of its  obligations
                                    related  to  the  timely   adjudication  and
                                    payment of claims in the manner required or contemplated by applicable law or otherwise in a commercially reasonable manner; or

                                    (c) failed to demonstrate the ability or the capacity to perform all of its obligations related to the timely adjudication and payment of claims in accordance with the applicable standards in the health care industry.

                  2.16.5 Special Rights of Doctors Health. In the event that Doctors Health makes one or more of the determinations set out in Section 2.16(4)(a)(b) or
                           (c)  above,  and  NYLCare Mid-Atlantic,  within ten
                           (10) days of receiving written notice of the determination from Doctors Health, agrees and does not dispute such determination, then NYLCare Mid-Atlantic shall, within sixty (60) days of such date assign the functions of claims administration to Doctors Health under a Network Management Agreement. If, within ten (10) days of receiving written notice of the determination NYLCare Mid-Atlantic disputes the determination by Doctors Health, then the dispute shall be resolved in accordance with the provisions of Section 6.0 below. If a majority of the arbitrators decide that Doctors Health has made a correct determination, then a final and binding decision to that effect shall be issued under
                           Section 6.5(c). Within sixty (60) days of the issuance of the final and binding decision by AAA, NYLCare Mid-Atlantic shall assign the function of claims administration to Doctors Health under a Network Management Agreement, and the parties thereafter agree to use their good faith best efforts to amend this Agreement to implement the necessary process for the orderly and efficient assignment of Claims Administration to Doctors Health.

         2.17 Additional Doctors Health Physicians. NYLCare Mid-Atlantic will add a physician who becomes a Doctors Health Physician to the panel of Doctors Health Physicians to which this Agreement applies, effective within thirty (30) days of notification from Doctors Health or the Physician.

                        3.0 OBLIGATIONS OF DOCTORS HEALTH

         3.1 Provision of Health Care Services. Doctors Health agrees to arrange for the provision of Covered Services identified in Attachment C hereto to Enrollees who have selected or are assigned to a Doctors Health Participating Primary Care Physician. Doctors Health further agrees to arrange for the provision of additional medical services which may be required during the course of this Agreement by State or Federal law governing NYLCare Mid-Atlantic, or by changes or modifications to the Product Description, provided that the monthly capitation paid by NYLCare Mid-Atlantic and referred to on Attachment B shall be increased by amounts mutually acceptable to the parties to cover the cost of such additional services.

         3.2 Selection of Primary Care Physician. Doctors Health agrees that each Enrollee seeking care shall be required to select a Primary Care Physician as his/her personal Primary Care Physician for coordinating his/her overall health care needs, in exchange for which Doctors Health shall be entitled to the capitation payments set forth on Attachment B.

         3.3 Professional Standards. In providing Covered Services to Enrollees under this Agreement, Doctors Health agrees to cause Participating Providers to (1) use diligent efforts and professional skills and judgment; and (2) perform professional services and render care to Enrollees in accordance with, and in a manner consistent with, customary and recognized standards of the medical profession.

         3.4 Availability of Covered Services. Doctors Health shall, and shall cause all Participating Providers to, make necessary and appropriate arrangements to ensure that Covered Services are available twenty-four (24) hours per day, seven (7) days per week, including, without limitation, arrangements to ensure coverage after hours or when a particular Participating Provider is otherwise absent, consistent with the Policies and Procedures. For Covered Services, Doctors Health shall, and shall cause all Participating Providers to, make suitable arrangements regarding the amount and manner in which Participating Providers will be compensated.

         3.5 Credentialing. During the Initial Term of this Agreement, and any renewal terms, Doctors Health shall cause all Participating Physicians to comply, at a minimum, with all credentialing requirements as NYLCare Mid-Atlantic may establish and amend from time to time. No Physician shall become a Participating Physician until Doctors Health, using, at a minimum, all applicable NYLCare Mid-Atlantic credentialing requirements and procedures, has determined that such Physician meets all such requirements. NYLCare Mid-Atlantic hereby delegates credentialing functions to Doctors Health pursuant to the delegation letter, which is
                  Attachment 3.5 to this Agreement, as required by NCQA standards. NYLCare Mid-Atlantic shall, on the Effective Date, provide a copy of all credentialing requirements and procedures applicable to Doctors Health Participating Physicians. NYLCare Mid-Atlantic shall provide to Doctors Health, in a timely manner, a copy of each change to such requirements. NYLCare Mid-Atlantic may, at any time during regular business hours and after reasonable notice, audit Doctors Health's credentialing of Participating Physicians.

         3.6 Professional Liability and Other Insurance. Doctors Health, at its sole cost and expense, shall procure and maintain such policies of general liability and professional liability insurance and other insurance as shall be necessary to insure Doctors Health and its employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any service by Doctors Health, the use of any property and facilities or equipment provided by Doctors Health, and the activities performed by Doctors Health in connection with this Agreement. Doctors Health shall notify NYLCare Mid-Atlantic of any claims against Doctors Health initiated by Enrollees who receive Covered Services through NYLCare Mid-Atlantic.

         3.7 No Recourse Against Enrollees. Doctors Health hereby agrees that in no event shall Doctors Health or any Participating Provider associated with Doctors Health bill, charge or otherwise seek compensation for Covered Services from an Enrollee or any other person, other than NYLCare Mid-Atlantic, provided, however, that this provision shall not prohibit Participating Providers from billing and collecting from Enrollees applicable co-payments, coinsurance, or deductibles. This provision shall not prohibit collection from Enrollees of payment for services which are not Covered Services.

         3.8 Non-Discrimination. Doctors Health and the Participating Providers shall not discriminate against Enrollees on the basis of their status as Enrollees, nor on the basis of the Enrollees' source of payment, race, color, sex, age, religion, state of health, marital status, lawful occupation, creed, status as a Medicare beneficiary, national origin, ancestry, economic status, cost or extent of Covered Services required, or any other grounds prohibited by law or this Agreement. Each Participating Provider shall provide services to Enrollees with at least the same degree of care and skill as customarily provided to patients of such Participating Provider who are not Enrollees.

         3.9 Communications with Members. Doctors Health agrees that all Enrollee communications relating to benefit determinations, access, complaints and grievances and records related to such complaints shall be referred to NYLCare Mid-Atlantic in accordance with its standard Medicare appeals and grievance process for response by NYLCare Mid-Atlantic. Any such response by NYLCare Mid-Atlantic shall be made in a timely manner and only after consultation with Doctors Health. No materials, pamphlets or explanatory letters regarding NYLCare Mid-Atlantic are to be distributed unless approved in advance by NYLCare Mid-Atlantic, such approval not to be unreasonably withheld.

         3.10 Thirty (30) Day Provision of Services. Doctors Health will continue to arrange for the provision of medically necessary services for a period of thirty (30) days, notwithstanding the inability of NYLCare Mid-Atlantic to pay the capitation amount due.

         3.11 Continuing Education. Doctors Health agrees to encourage, and contribute to, the continuing education of Doctors Health Physicians, including participation in NYLCare Mid-Atlantic continuing education programs.

         3.12 Administrative and Support Staff. Doctors Health agrees to provide adequate administrative and support personnel for care
                  management,   monitoring  of
                  coordination of benefits, and patient satisfaction. Doctors Health will, at its sole expense, engage nurse,
                  technicians,   other  non-physician support personnel,  and
                  clerical and administrative  personnel reasonably   required
                  by Doctors Health, to perform its obligations under this Agreement.

         3.13 Roster of Providers. Doctors Health agrees to maintain on record with NYLCare Mid-Atlantic a current roster of all of the Doctors Health Participating Providers. Doctors Health will use reasonable efforts to notify NYLCare Mid-Atlantic thirty (30) days prior to any additions, deletions or other changes to the information provided pursuant to this paragraph. Doctors Health agrees that NYLCare Mid-Atlantic may publicize the information contained in this roster to all Enrollees and prospective Enrollees. NYLCare Mid-Atlantic agrees to update the directory of Participating Providers, or issue an addendum thereto, as soon as reasonably possible after notification of any additions, deletions or other changes by Doctors Health, but such update or addendum will always be issued in a time period consistent with applicable industry standards.

         3.14 Physician Requirements and Responsibilities. It is mutually agreed that Doctors Health will cause all Doctors Health Physicians to adhere to the following requirements:

                           1. All Physicians shall be duly licensed to practice medicine;

                           2. Physicians will have, where appropriate, a current narcotics number issued by the appropriate authority;

                           3. Doctors  Health  in   cooperation   with  NYLCare
                           Mid-Atlantic will jointly review methods and details of staffing and scheduling to ensure appropriate access at all times; and

                           4. A Doctors Health Physician will be forbidden from treating NYLCare Mid-Atlantic Enrollees should health care services provided by that Physician be determined to be sub-standard. Physician may appeal the determination through the grievance procedure in the Provider Manual, an individual copy of which will be furnished upon request.

         3.15 Administrative, Accounting and Medical Records. Doctors Health agrees to maintain adequate and appropriate administrative, accounting and medical record systems governing services to Enrollees and Doctors Health's performance under this Agreement, in accordance with applicable laws, regulations and accreditation standards.

                  3.15.1 Doctors Health and NYLCare Mid-Atlantic agree that all medical records of Enrollees shall be treated as confidential so as to comply with all State and Federal laws and regulations pertaining to the confidentiality of such records. Medical records shall be legible, reflect all aspects of pertinent care, and contain a current and complete medical history. For each patient encounter, there shall be completed, dated and signed progress notes which, at a minimum, shall contain the chief complaint or purpose of the encounter, diagnosis or findings and therapeutic plan.

                  3.15.2 Doctors Health and NYLCare Mid-Atlantic agree to maintain records of account for all financial transactions related to this Agreement. Records of billing, receipt, collection and reconciliation of all revenues and appropriate disbursement of required monies will be made and maintained in accordance with generally acceptable accounting principles.

                  3.15.3 Since the value or cost of services provided under this Agreement will be $10,000 or more within a twelve (12) month period, to the extent that the cost of such services is reimbursable by the Medicare Program, Doctors Health agrees to comply with the Access to Books, Documents and Records of Subcontractor's provision of Section 952 of the Omnibus Reconciliation Action of 1980 (P.L. 96-499), and 42 CFR Part 420, Subpart D, Section
                           420.300 et seq. In accordance  with these
                           provisions,  Doctors  Health will allow the
                           Department, the Comptroller General of the United States, the Secretary of Health and Human Services and their duly authorized representatives access to this Agreement, as well as the books, documents and records of Doctors Health and its
                           Participating  Providers.   Such  access  will  be
                           allowed, upon request, until the expiration of four (4) years after the Medicare/Medicaid reimbursable services are furnished pursuant to this Agreement.

         3.16 Complaint and Grievance Procedure. Doctors Health shall cooperate with NYLCare Mid-Atlantic in NYLCare Mid-Atlantic's complaint and grievance procedure and shall abide by such grievance procedure. Doctors Health shall submit to NYLCare Mid-Atlantic complaint and grievance information to meet the requirements of appropriate regulatory agencies. Medical information shall be provided to NYLCare Mid-Atlantic as appropriate and without violation of pertinent State and Federal laws regarding the confidentiality of medical records. NYLCare Mid-Atlantic's grievance procedure is also available to Doctors Health for purposes of requesting disenrollment of a non-compliant Enrollee (including but not limited to one who consistently fails to make copayments) or challenging a benefit determination. NYLCare agrees to give consideration to recommendations by Doctors Health related to disenrollment or benefit determinations.

          3.17 Physician-Patient Relationship Maintained. Physicians shall maintain the relationship of physician and patient with Enrollees, without intervention in any manner by NYLCare Mid-Atlantic, Doctors Health, or their agents or employees, and Physicians shall be solely responsible for all medical advice to and treatment of Enrollees and for the performance of all Covered Services set forth in Attachment C, in accordance with accepted professional standards and practices.

         3.18 Compliance with NYLCare Mid-Atlantic Policies and Procedures. To the extent they affect the Health Plan or adversely affect Doctors Health, NYLCare Mid-Atlantic will consult with Doctors Health concerning any significant proposed changes in NYLCare Mid-Atlantic's policies and procedures prior to implementation of such policies and procedures, and shall obtain Doctors Health's prior written consent to such changes, which shall not be unreasonably withheld.

                  3.18.1 NYLCare Mid-Atlantic agrees to compensate Doctors Health in the event any policy implemented hereunder results in Doctors Health incurring additional expenses not originally contemplated under this Agreement.

         3.19 Capitation Payments. Doctors Health shall have sole financial responsibility for capitation payments to Participating Providers for Covered Services provided to Members with the funds received from NYLCare Mid-Atlantic. The amount and extent of such payments shall, to the extent permitted by law, be determined in Doctors Health's sole discretion; provided, however, that Doctors Health shall cause Participating Providers to bill and collect from Enrollees any applicable Copayments, Coinsurance, and Deductibles.

         3.20 Other Accounting and Administrative Records. Doctors Health shall, and shall cause each Participating Provider to, maintain accurate accounting and administrative books and records consistent with the Policies and Procedures for all Covered Services rendered to Members for a minimum of six (6) years. Doctors Health shall provide to NYLCare Mid-Atlantic, on a monthly basis, a written report that identifies all payments made and to be made by Doctors Health to Participating Providers, if any. Annual financial statements shall be prepared by Doctors Health in accordance with generally accepted accounting principles, and shall be provided to NYLCare Mid-Atlantic on an annual basis. NYLCare Mid-Atlantic and its agents and representatives, as well as representatives of the federal Department of Health and Human Services and state agencies having jurisdiction over the subject matter of this Agreement or the Parties, shall have the right upon reasonable prior notice to inspect, audit, and copy at mutually agreed upon times all such accounting and administrative books and records of Doctors Health and each Participating Provider.

         3.21 Letter of Credit. Doctors Health will, within thirty (30) days of the Effective Date, provide NYLCare with an irrevocable standby Letter of Credit from a financial institution reasonably acceptable to NYLCare Mid-Atlantic. This Letter of Credit is intended by the parties to satisfy Doctors Health's financial responsibility to Participating Providers for Covered Services rendered to Members. Such letter of credit shall comply with applicable state law and the Policies and Procedures. The parties agree that Doctors Health has demonstrated to NYLCare Mid-Atlantic that the letter of credit required under this Section is sufficient to satisfy Doctors Health's obligations to Participating Providers for Covered Services rendered to Members.

                                    (a) The Letter of Credit is  intended by the
                                    parties to serve  solely as security for the
                                    payment    of   claims   to    Participating
                                    Providers. NYLCare Mid-Atlantic shall not be
                                    permitted  to draw on the  Letter  of Credit
                                    for  purpose  except to pay any  balance due
                                    under   Section    2.16.3    following   the
                                    expiration of the applicable sixty (60) day period.

                                    (b)  The   parties   acknowledge   that  the
                                    provisions   of  this  Section   3.20.3  and
                                    Section  3.20.4 above are intended to comply
                                    with  the  terms  and   conditions   of  the
                                    Annotated Code of Maryland,  Health General,
                                    Section 19-713.2 and any of its implementing regulations.

         3.22 Coordination of Benefits. Doctors Health shall establish and implement a system for coordination of benefits. NYLCare Mid-Atlantic hereby authorizes Doctors Health to seek payment, on a fee-for-service basis or otherwise, from any insurance carrier, organization, government agency or any other entity which is primarily responsible for the payment or provision of professional Health Care Services provided by Doctors Health under this Agreement which can be recovered by reason of coordination of benefits, motor vehicle injury, workmen's compensation, temporary disability, occupational disease, or similar exclusionary or limiting provisions, to the extent authorized by and not otherwise prohibited by law.

         3.23 Effects of Complaints/Malpractice. Doctors Health agrees to remove a physician from the roster of physicians servicing NYLCare Mid-Atlantic Enrollees in the event said physician is the object of recurring Enrollee complaints adjudicated in favor of complainant according to NYLCare Mid-Atlantic's grievance procedures and/or malpractice claims adjudicated in favor of the complainant by the Maryland Health Claims Arbitration Office or by a court of competent jurisdiction.

                       4.0 REPRESENTATIONS AND WARRANTIES

         4.1 Mutual Representations and Warranties. Each party hereby represents and warrants to the other that:

                           (a) It is in good standing under applicable laws and regulations governing its existence and operations;

                           (b) It has any and all licenses or certifications required to perform its duties hereunder;

                           (c) It has full legal right, authority, and capacity to execute and deliver this Agreement, to bind its Affiliates, if any, to the terms of this Agreement, to carry on its health care business as currently conducted, and to perform its obligations set forth herein;

                           (d) It has executed this Agreement through its duly authorized representative;

                           (e) Execution and performance of this Agreement shall not cause it to violate any term or covenant of any other agreement or arrangement existing or hereinafter created.

         4.2 Medicare Representations and Warranties. Doctors Health hereby represents, warrants, and agrees that:

                           (a) to the best of Doctors Health knowledge, no proceeding, action, or investigation which could lead to the revocation, suspension, limitation, or curtailment of any Participating Provider's license, authority, accreditation, or certification, or which could otherwise materially impair the ability of Doctors Health to carry out its obligations under this Agreement, is pending or has been threatened;

                           (b) Doctors Health shall cause Participating Providers to provide Covered Services to Medicare Members and to comply with Title XVIII of the Social Security Act and the regulations, policies, and manuals promulgated thereunder, as amended from time to time;

                           (c) No Participating Provider is excluded under Title XVIII of the Social Security Act from participation in Medicare;

                           (d) Doctors Health shall cause all Participating Providers to be compensated only for referrals of Medicare Members only to Providers who are Participating Providers, except for Emergency Services and as otherwise required by applicable law;

                           (e) Doctors Health shall, and shall cause all Participating Providers to, follow the appeals and grievance process for Medicare Members as set forth by federal law and regulation, in effect from time to time. Doctors Health shall, and shall cause all Participating Providers to, be bound by any and all HCFA requirements regarding initial determination letters and other correspondence directed to Medicare Members;

                           (f) Doctors Health shall, and shall cause all Participating Providers to, establish and maintain procedures and controls so that no information contained in its records or obtained from HCFA or from others in carrying out the provisions of this Agreement shall be used or disclosed by Doctors Health, any agent or employee of Doctors Health, any Doctors Health Participating Provider, or any agent or employee of any Doctors Health Participating Provider, except as provided in Section 1106 of the Social Security Act, or any successor provision, and regulations prescribed thereunder, in effect from time to time;

                           (g) Doctors Health shall, and shall cause all Doctors Health Participating Providers to, provide NYLCare Mid-Atlantic immediately upon request, complete information regarding any significant business transaction to which Doctors Health or any Participating Provider was a party during the six (6) year period immediately preceding the date of HCFA's request to NYLCare Mid-Atlantic for such information.

                           (h) Advance Directives: Doctors Health shall, and shall cause all Participating Providers to:

                                    (1) not condition treatment or otherwise discriminate against a Medicare Member on the basis of whether or not the Medicare Member has executed an advance directive;

                                    (2) comply   with   applicable   state  law
                                    (whether  statutory or  recognized by courts
                                    of   competent   jurisdiction)   on  advance
                                    directives; and

                                    (3) cooperate  with NYLCare  Mid-Atlantic's
                                    educational    efforts   regarding   advance
                                    directives;

                           (i) Physician Incentive Plan Disclosure. Doctor's Health shall, and shall cause all Participating Providers, to, disclose to NYLCare Mid-Atlantic within such reasonable timeframe as established by NYLCare Mid-Atlantic all information regarding physician incentive plans deemed necessary by NYLCare Mid-Atlantic to comply with federal requirements.

         4.3 Historical Cost Representations and Warranties. NYLCare Mid-Atlantic represents and warrants that the historical pharmacy, institutional, ancillary and capitated network carveout costs set forth on Schedule 4.3 are accurate in all material respects.


                            5.0 TERM AND TERMINATION

         5.1 Term of Agreement. This Agreement shall begin on the Effective Date and, unless otherwise terminated in accordance with the provisions hereof, shall have an initial term ending on the third (3rd) anniversary of the Effective Date; provided, however, that after the initial term ends as provided in this Section, this Agreement shall continue from year to year thereafter, unless terminated by a party upon 90 days' prior written notice delivered to the other party or otherwise in accordance with the provisions hereof.

         5.2 Termination for Cause. The parties agree that they will promptly notify the other in the event of any of the following, and that upon the occurrence of any such event, either party may, but shall not be required to, terminate this Agreement upon thirty (30) days written notice to the other: and

                           (a) Failure to maintain any insurance required under this Agreement;

                           (b) Dissolution, termination of existence, insolvency or business failure of either party, commission of any act of bankruptcy by, or appointment of a receiver or other legal representative for any party of the property of either party;

                           (c) Assignment for the benefit of creditors or commencement of any proceeding under and bankruptcy or insolvency law by either party; entry for an order for relief against either party or commencement of any proceedings under any bankruptcy or insolvency law against either party;

                           (d) Withdrawal or suspension of, or failure to renew, or notice of intent to withdraw, suspend, or fail to renew any license or certification required to operate in conformity with this Agreement;

                           (e) Any  purported  combination,   consolidation  or
                           merger of the a party into another entity, in a transaction where such party is not the surviving entity under applicable law; provided, however, that an initial public offering shall not be considered grounds for termination of this Agreement;

                           (f) The commission or omission of any act or any conduct or allegation of conduct for which the a party's license, certification or accreditation, or right to participate in the Medicare program, may be subject to revocation or suspension, whether or not actually revoked or suspended, or if the party is otherwise disciplined by any licensing, regulatory, professional entity, or any professional organization with appropriate jurisdiction;

                           (g) Failure by NYLCare Mid-Atlantic to pay any amount due Doctors Health under this Agreement.

         5.3 Cure Period. If either party to this Agreement substantially fails to perform any material duty or obligation imposed upon it by this Agreement or otherwise is in material breach of this Agreement, other than an event of default set forth in
                  Section 5.2, and such default shall continue for a period of ninety (90) days after written notice thereof specifying the nature of the default has been given to it by the other party, (or such longer time if the failure can not be cured within such 90 days as long as the party in breach has initiated and is diligently pursuing a cure within the 90 day time period which is reasonably likely to cure the breach in a commercially reasonable time frame), the other party may terminate this Agreement upon ninety (90) days prior written notice and seek such relief or pecuniary loss or damages caused by such breaching party, including, without limitation, actual damages. Failure to make payments by NYLCare Mid-Atlantic in accordance with this Agreement is grounds for immediate termination after NYLCare Mid-Atlantic has had thirty (30) days to cure such default.

         5.4 Termination by Agreement. In the event NYLCare Mid-Atlantic and Doctors Health shall mutually agree in writing, this Agreement may be terminated effective on the date specified in such written agreement.

         5.5 Termination Based on Prospective Regulatory Changes. Notwithstanding the parties' agreement to modify this Agreement when necessary because of prospective legal events as set forth in Section 7.4, if an amendment to this

                  Agreement is required based on regulatory mandate and such amendment involves a modification which is substantially burdensome on either party and which was not contemplated by the burdened party as of the date of execution of this Agreement, such burdened party may terminate this Agreement upon ninety (90) days written notice to the other party without penalty.

         5.6 Procedure Upon Termination. In the event of the termination of this Agreement by either party for any reason, following the effective date of termination, Doctors Health will cause Doctors Health Participating Providers to comply with the following obligations:

                           (1) Active Treatment. Doctors Health shall cause Doctors Health Participating Providers to continue to provide Covered Services to Enrollees under active treatment as of such effective date until the earlier of completion of active treatment or NYLCare Mid-Atlantic's orderly transition of the Enrollee's care to another Participating Provider, but not for any period in excess of thirty (30) days. Doctors Health shall cause any such continuing services to be provided on a fee for service basis and shall be compensated by NYLCare Mid-Atlantic on a fee for service basis.

                           (2) Insolvency or Cessation of Operations. If this Agreement terminates as a result of insolvency or cessation of operations of NYLCare Mid-Atlantic, and as to Enrollees of NYLCare Mid-Atlantic that become insolvent or cease operations, then in addition to other obligations set forth elsewhere in this
                           Section, Doctors Health shall cause all Doctors Health Participating Providers to continue to provide Covered Services to Enrollees for the lesser of:

                                    (1) thirty (30) calendar days;

                                    (2) the period for which premium has been paid;

                                    (3) as to Enrollees confined in an acute inpatient facility on the date of insolvency or other cessation of operations; or

                                    (4) any such longer period as required by applicable law.

Upon effective date of nonrenewal or termination, Enrollees and others inquiring about the participating status of all Doctors Health Participating Providers shall be advised that they no longer participate.

         5.7 Rights and Obligations Upon Termination. Upon termination of this Agreement for any reason, the rights of each party hereunder shall terminate, except as provided in elsewhere in this Agreement. Any such termination, however, shall not release NYLCare Mid-Atlantic or Doctors Health from its obligations under this Agreement prior to the effective date of termination.

         5.8 Applicable Law. The Parties agree that this Section is subject to applicable federal, state, or District of Columbia law regarding Provider terminations and subsequent Provider obligations.

                       6.0 ALTERNATIVE DISPUTE RESOLUTION

         6.1 Agreement to Arbitrate. Any controversy, dispute, or claim arising out of or relating to this Agreement or the breach thereof, including any question regarding the existence of an event of default or the interpretation, existence, validity or termination of this Agreement, shall be resolved in accordance with the procedures set forth in this Section, which culminate with final and binding arbitration; however, the procedures, including arbitration, shall not be binding in a legal proceeding brought by a third party against NYLCare Mid-Atlantic or Doctors Health (a "Defendant"), or any cross claim or third party claim by such Defendant against NYLCare Mid-Atlantic or Doctors Health.

         6.2 Informal Resolution. A party serve shall serve written notice of any dispute, controversy, or claim arising out of this Agreement. The notice shall describe the dispute, controversy, or claim with sufficient specificity to give the other party notice of its nature. Within thirty (30) days of the written notice, representatives of the parties with authority to settle the matter shall meet and confer in good faith at a mutually acceptable time and place, and as often thereafter as they may deem reasonably necessary, in an effort to reach an amicable solution.

         6.3 Demand for Arbitration. If the parties are unable to reach an amicable solution after making good faith attempts as described in Section 6.2, either party may initiate arbitration proceedings by filing a demand for arbitration with the American Arbitration Association ("AAA") in Washington, D.C. A party wishing to commence arbitration will send a written notice of intent to arbitrate to the other party, and arbitration will be commenced within thirty (30) days after such notice is received.

         6.4 Mediation. The parties agree that arbitration will be stayed pending mediation in accordance with the Mediation Rules of the American Arbitration Association. If the parties are unable to agree on the selection of a mediator, a mediator will be selected from a list of neutrals provided by AAA. The parties will request that AAA provide a list of three neutrals, each of whom shall have a minimum of seven (7) years of experience in the provision of legal services to the health care industry. If the parties are unable to agree on a mediator from the list provided by AAA, AAA will select a mediator from the list provided. Prior to the selection of the mediator by AAA, the parties shall each be permitted one strike from the mediator list provided by AAA. If the parties are unable to reach an amicable resolution of the dispute after good faith attempts at mediation, then the parties shall proceed to final and binding arbitration as set forth in
                  Section 6.5.

         6.5 Arbitration Procedures. Except as expressly provided in this Section, the arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as they are in effect when the arbitration is conducted.

                           (a) The arbitration will take place before a panel of three (3) independent and neutral arbitrators, each of whom shall have demonstrated expertise in their respective fields in the health care industry. The arbitration panel will be composed of one attorney, one Chief Financial Officer from a major health care provider, and one person who has served as a Chief Executive Officer of a major health care provider, except that none of these individuals may be an employee of an insurance company or be in direct or indirect competition with any party. The person who has served as Chief Executive Officer will be the chair of the arbitration panel.

                           (b) The arbitration  shall be conducted in Baltimore,
                           Maryland  unless   otherwise   agreed  upon  by  both
                           parties.

                           (c) The decision of the majority of the arbitrators will be final and binding. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. The parties shall bear their own discretionary costs, including attorneys' fees but the cost of the arbitration itself will be shared equally by the parties.

         6.6 Injunctive Relief. Notwithstanding this agreement to arbitrate, NYLCare Mid-Atlantic and Doctors Health may seek interim and/or permanent injunctive relief pursuant to this Agreement in any court of competent jurisdiction.


                                7.0 MISCELLANEOUS

         7.1 Relationship of the Parties. This Agreement is not intended to create nor shall be construed to create any relationship between Doctors Health and NYLCare Mid-Atlantic other than that of independent persons or entities contracting for the purpose of effecting provisions of this Agreement. Neither party nor any of their representatives shall be construed to be the agent, employer, employee or representative of the other.

         7.2 Independent Judgment. Nothing in this Agreement, shall be construed to interfere with or in any way affect Doctors Health Participating Providers' obligation to exercise independent medical judgment in rendering health care services to Enrollees.

         7.3 Third Party Beneficiaries. This Agreement is not intended to create or confer a third party beneficiary status or rights in any person not a party to this Agreement, including Enrollees, Payors, Participating Providers or other third parties, unless such rights are expressly set forth in this Agreement.

         7.4 Contract Modifications for Prospective Legal Events. In the event that any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel to either party in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, NYLCare Mid-Atlantic and Doctors Health shall amend this Agreement as necessary to bring it into compliance with the law. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between NYLCare Mid-Atlantic and Doctors Health, which may include equitable adjustments in the capitation rates or the consideration received by Doctors Health pursuant to this Agreement.

         7.5 Confidentiality. The parties acknowledge that as a result of this Agreement, each may have access to certain trade secrets and other confidential and proprietary information of the other. Each party shall hold such trade secrets and other confidential and proprietary information, including the terms and conditions of this Agreement, in confidence and shall not disclose such information, either by publication or otherwise, to any person not otherwise bound by a duty of confidentiality without the prior written consent of the other party except as may be required by law and except as may be required to fulfill the rights and obligations set forth in this Agreement.

         7.6 Assignment and Delegation of Duties. This Agreement and the rights and duties created hereunder may not be assigned or transferred by NYLCare Mid-Atlantic or Doctors Health without the prior written consent of the other party, nor may, or will, any such rights or duties be assumed or delegated by operation of law by any successor entity in a statutory merger or similar business combination involving one of the parties hereto in a transaction where such party is not the surviving entity under applicable law. Any attempted transfer or assignment by contract shall be void and of no effect. Notwithstanding anything to the contrary in this

                  Section 7.6, Doctors Health may assign this Agreement and the rights and duties created hereunder to a controlled affiliate of Doctors Health.

         7.7 Governing Law. The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws and regulations of the State of Maryland, including its choice of law rules, except to the extent such laws and regulations are preempted or superceded by federal law or regulation. The parties acknowledge that Doctors Health is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine or the business of insurance. To the extent any act or service required of Doctors Health in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of medicine or the business of insurance, the performance of said act or service by Doctors Health shall be deemed waived.

         7.8 Amendment. Except as provided above, amendments to this Agreement shall be agreed to in advance in writing by NYLCare Mid-Atlantic and Doctors Health.

         7.9 Entire Contract. This Agreement and the attachments hereto contains all the terms and conditions agreed upon by the parties with respect to the subject matter hereof, and supersedes all other agreements, express or implied, regarding the subject matter hereof.

         7.10 Notice. Any notice required hereunder shall be in writing and shall be effective two (2) days after it is sent by United States mail, postage prepaid, to Doctors Health and NYLCare Mid-Atlantic at the address set forth below:

      If to Doctors Health: Doctors Health, Inc.
                            10451 Mill Run Circle
                            10th Floor
                            Owings Mills, Maryland 21117
                            Attn:  Stewart B. Gold
                            Chief Executive Officer & President

      If to NYLCare Mid-Atlantic: NYLCare Health Plans of the Mid-Atlantic, Inc.
                            7601 Ora Glen Drive
                            Greenbelt, Maryland 20770
                            Attn:  Jeff Edmerson
                            Chief Executive Officer

or to such other address as either party shall notify in writing.

         7.11     Enforceability    and   Waiver.   The   invalidity   and   non
                  enforceability  of
                  any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

         7.12 Non-discrimination. Each party agrees not to discriminate against any Enrollee on account of race, color, age, marital status, religion, national origin, gender, or physical or mental handicap, or the source of payment.

         7.13 Interpretation. For all purposes of interpretation or construction of this Agreement, the singular shall include the plural and the plural shall include the singular, and each gender shall include the other gender. Captions and section headings used herein are for convenience only and are not part of this Agreement and shall not be used in construing it.

         7.14 Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 3rd day of October, 1997.

Witness:                                    DOCTORS HEALTH, INC.



/s/ Paul S. Serini                          By: /s/ Stewart B. Gold
------------------                              -------------------
                                            Stewart B. Gold
                                            Chief Executive Officer & President

Witness:

                                            NYLCARE HEALTH PLANS
                                            OF THE MID-ATLANTIC, INC.

/s/ Keziah K. Khan                          By: /s/ Jeff Emerson
------------------                              ----------------
                                            Jeff Emerson
                                            Chief Executive Officer

                                  ATTACHMENT A
                                  ------------

                  For purposes of this Agreement, the Service Area for use by NYLCare Mid-Atlantic for the enrollment of Members and to define in-area emergency services shall be as follows:

                   The State of Maryland
                   The District of Columbia
                   The Cities and Counties in the Commonwealth of Virginia identified in the map attached as Exhibit 1 to this Attachment A.

                                    EXHIBIT 1
                                    ---------

Map depicting NYLCare's service area in Maryland, the District of Columbia and Virginia.

                                  ATTACHMENT B
                                  ------------


                        CAPITATION/FINANCIAL ARRANGEMENTS
                        ---------------------------------

1. NYLCare Mid-Atlantic shall make Capitation payments to Doctors Health on the tenth (10th) day of each month for all Members enrolled in the Health Plan on the first (1st) day of such month and who have selected or been assigned to a Doctors Health Physician as their Primary Care Physician. A summary listing showing such Enrollees will be provided with the payment check from NYLCare Mid-Atlantic. Also on the listing will be a calculation of any retroactive adjustments either adding or deleting such Members; provided, however, that such retroactive adjustments must be made within ninety (90) days. Claims payments to Participating Providers for non-capitated Covered Services will be deducted from the capitation payments due Doctors Health as provided in Section 2.16 of the Agreement. Doctors Health shall be liable for the cost of all Covered Services provided after the Effective Date to any Member who selects or is assigned to a Doctors Health Primary Care Physician. For purposes of this Attachment B, Covered Services shall not include Emergency Services or Out-Of-Area Urgent Services provided outside of the Service Area. NYLCare Mid-Atlantic shall be responsible for only Covered Services to Members which were initiated on or prior to September 30, 1997.

2. In consideration of such capitation amounts, and except as set forth above, Doctors Health shall provide or arrange for all those Covered Services to Members as set forth in Attachment C, and shall assume the responsibility for the cost of said services. Regardless of the number of Doctors Health Physicians rendering services, if any, to Member during any month, only one capitation payment will be made to Doctors Health each month for each Member. The capitation payment shall be made regardless of the type or amount of service rendered to the Member during a given month.

3.       Capitation Schedule (Per Member Per Month)

Except as provided below, the capitation schedule (per member per month) shall be **.*% of the Premium.

4. Capitation Schedule (Per Member Per Month) For Eligible Members In Certain Counties and Cities in the Commonwealth of Virginia
         --------------------------------------------------------------

         For the period October 1, 1997 through June 30, 1998, NYLCare Mid-Atlantic will pay Doctors Health at least $*** PMPM for NYLCare 65 Members residing in the following counties and cities in Virginia regardless of AAPCC and/or Premium then in effect.

                                            ***

                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***
                                            ***


With respect to Members residing in Virginia counties not listed in this Attachment B, NYLCare Mid-Atlantic will, through December 31, 1997, pay Doctors Health at least $*** PMPM, regardless of the AAPCC and/or Premium then in effect.

                                  ATTACHMENT C
                                  ------------


             All services as set forth in the  description  of the
             Health   Plan  other  than   optometry   and  optical
             services.